  Exhibit 99.1

Spring Bank Pharmaceuticals Reports Second Quarter 2020 Financial and Operational Results

Announced agreement for strategic combination with F-star Therapeutics to advance a pipeline of multiple clinical-stage immuno-oncology programs

Continued to advance IV SB 11285 clinical trial to additional monotherapy and combination dosing cohorts

Abstracts for IV SB 11285 accepted by major oncology scientific conferences for presentation in Q3 and Q4 2020

HOPKINTON, Mass., Aug. 10, 2020 – Spring Bank Pharmaceuticals, Inc. (Nasdaq: SBPH), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of certain cancers and inflammatory diseases, today announced its financial results for the three and six months ended June 30, 2020 and provided an update on recent corporate and clinical development highlights.

“We recently announced a proposed strategic combination of Spring Bank with F-star Therapeutics that resulted from an extensive and thorough review of Spring Bank’s strategic options in the wake of the termination of our Phase 2b hepatitis B development program earlier this year,” stated Martin Driscoll, President and Chief Executive Officer of Spring Bank. “We believe the combined company’s strong portfolio of multiple clinical-stage immuno-oncology therapeutic programs, near-term milestones, and accomplished oncology development leadership team offer an excellent opportunity to benefit patients with cancer, as well as provide the potential for future value creation for Spring Bank stockholders. The F-star leadership team has committed to continuing the ongoing clinical trial of SB 11285 as part of its expansive immuno-oncology clinical pipeline.”

Mr. Driscoll continued, “Through the exceptional efforts of our principal investigators and the Spring Bank team, we continue to dose patients in our SB 11285 Phase 1a/1b trial despite the negative impact of the COVID-19 pandemic on the conduct of many clinical programs. We are advancing our novel intravenously (IV)-administered SB 11285 compound through the monotherapy dose escalation phase and will soon initiate the first combination cohort with Roche’s Tecentriq® (atezolizumab). We currently remain on track to present initial clinical data for IV SB 11285 later this year.”

Recent Highlights and Business Developments

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Announced Proposed Strategic Combination with F-star Therapeutics Limited. On July 29, 2020, Spring Bank entered into a definitive share exchange agreement with F-star Therapeutics Limited (“F-star”). The combination is expected to close in the fourth quarter of 2020, subject to the approval of the stockholders of Spring Bank, as well as other customary closing conditions. The combined company will operate as F-Star Therapeutics and will advance an immuno-oncology pipeline of multiple tetravalent bispecific antibody programs, including Spring Bank’s IV-administered STING (STimulator of INterferon Gene) agonist, SB 11285.  The combined company will be led by Dr. Eliot Forster, President and CEO of F-star Therapeutics, and the post-combination Board of Directors will be comprised of 8 directors, including current Spring Bank  directors David Arkowitz, Todd Brady, MD, Ph.D., and Pamela Klein, MD.

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Continued Advancement of IV SB 11285 Phase 1a/1b Clinical Trial. In the fourth quarter of 2019, Spring Bank initiated dosing of patients with advanced solid tumors in the monotherapy arm of its Phase 1a/1b trial of SB 11285, Spring Bank’s intravenously (IV)-administered STING agonist development candidate. The company recently completed the third monotherapy cohort and anticipates that the fourth monotherapy cohort will be completed by the end of the third or early fourth quarter of 2020. In addition, the company expects that it will soon initiate the first combination cohort of this trial utilizing IV SB 11285 and atezolizumab. Although some of the institutions involved in the conduct of this trial have suspended patient enrollment in all of their clinical trials due to the COVID-19 pandemic, Spring Bank has been able to continue dosing patients in this trial at other key sites. The company plans to present initial monotherapy clinical data from the ongoing IV SB 11285 Phase 1a/1b trial later this year at multiple scientific conferences.

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Received Confirmation for Participation in Upcoming Scientific Conferences. The company has been informed that abstracts related to its IV SB 11285 Phase 1a/1b trial have been accepted for poster presentation at the ESMO Virtual Congress 2020 from September 19-21, 2020 and the 7th ImmunoTherapy of Cancer (ITOC7) conference from October 3-5, 2020.

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Nominated and Advanced Lead STING Antagonist Candidate, SB 11736. The company continues to advance its novel STING antagonist program for the potential treatment of certain inflammatory-mediated diseases. The Spring Bank R&D team has nominated and advanced an orally-available lead development compound, SB 11736, towards IND-enabling activities that could begin in early 2021.

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Advanced Efforts to Examine RIG-I and STING Agonists for COVID-19. In April 2020, the company announced that it embarked on an effort to pursue programs and collaborations to study Spring Bank’s portfolio of RIG-I agonist and STING agonist compounds as potential treatments for SARS-CoV-2, the virus responsible for COVID-19. The company is collaborating with the NIAID to examine multiple compounds from its RIG-I agonist and STING agonist portfolio in the Middle East Respiratory Syndrome Coronavirus (MERS-CoV) assay and the SARS-CoV-2 antiviral assay. The company is also pursuing the inclusion of inarigivir as an adjuvant therapy in ongoing clinical trials involving BCG vaccines.

2020 Second Quarter Financial Results

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Cash Position: Cash, cash equivalents and marketable securities were $23.5 million as of June 30, 2020, compared to cash, cash equivalents and marketable securities of $54.5 million as of December 31, 2019. Net cash used in operating activities for the six months ended June 30, 2020 was $12.0 million, compared to $14.8 million for the same period in 2019.

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Operating Expenses: Total operating expenses for the three months ended June 30, 2020 were $5.4 million, which consisted of $3.2 million of research and development (R&D) expenses and $2.2 million of general and administrative (G&A) expenses, compared to total operating expenses of $9.8 million, which consisted of $7.3 million of research and development (R&D) expenses and $2.5 million of general and administrative (G&A) expenses for the three months ended June 30, 2019.

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Net loss: The company’s net loss for the three months ended June 30, 2020 was $(6.5) million, or $(0.38) per basic and diluted share, compared to net loss for the three months ended June 30, 2019 of $(4.6) million, or $(0.28) per basic and diluted share.

About Spring Bank Pharmaceuticals

Spring Bank Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of a novel class of therapeutics using its proprietary small molecule nucleotide platform. The company designs its compounds to selectively target and modulate the activity of specific proteins implicated in various disease states. The company is developing its STING product portfolio with its lead clinical product candidate, SB 11285, an intravenously-administered immunotherapeutic agent for the treatment of selected cancers, its STING antagonist compounds for the treatment of a broad range of inflammatory diseases and its STING agonist ADC program for potential oncology applications. For more information, please visit www.springbankpharm.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between Spring Bank and F-star, Spring Bank intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus. Spring Bank will mail the proxy statement and prospectus to Spring Bank’s stockholders, and the securities may not be sold or exchanged until the registration statement becomes effective. SPRING BANK URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPRING BANK, THE PROPOSED TRANSACTION AND RELATED MATTERS. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Spring Bank may file with the SEC or send to Spring Bank’s stockholders in connection with the proposed transaction. Investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Spring Bank with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Spring Bank with the SEC by contacting Spring Bank’s Corporate Secretary by mail at Spring Bank Pharmaceuticals, Inc., Attn: Corporate Secretary, 35 Parkwood Drive, Suite 210, Hopkinton, MA 01748. Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

Spring Bank and F-star, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Spring Bank’s directors and executive officers is included in Spring Bank’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and the proxy statement for Spring Bank’s 2020 annual meeting of stockholders, filed with the SEC on April 29, 2020. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, such as statements about the proposed combination and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed combination, the expected ownership of the combined company and the belief that the proposed combination will provide value to Spring Bank stockholders), potential payments under the CVRs, the company’s expected timelines for its Phase 1 clinical trial for SB 11285, the company’s plans to initiate IND-enabling activities for its preclinical programs and the company’s expectations for testing its compounds for activity against SARS-CoV-2, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Spring Bank undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks relating to the completion of the combination, including the need for stockholder approval and the satisfaction of closing conditions; the anticipated financing to be completed immediately prior to the closing of the combination; the cash balances of the combined company following the closing of the combination and the concurrent F-star financing; the ability of Spring Bank to remain listed on the Nasdaq Capital Market; expected restructuring-related cash outlays, including the timing and amount of those outlays; whether Spring Bank’s product candidates will advance through the clinical trial process on a timely basis, or at all; whether Spring Bank’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; whether the results of the company’s trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; the impact of the COVID-19 pandemic on anticipated timelines; whether Spring Bank’s product candidates will receive approval from regulatory agencies on a timely basis or at all; and whether, if product candidates obtain approval, they will be successfully distributed and marketed.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement that will be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Spring Bank’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this press release are based on information available to Spring Bank as of the date of this press release. Spring Bank undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release.

Spring Bank Media:

McNeil, Gray & Rice
Kristin Nugent
Senior Account Supervisor
(617) 367-0100

Source: Spring Bank Pharmaceuticals, Inc

Source: Spring Bank Pharmaceuticals, Inc.

SPRING BANK PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

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SPRING BANK PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

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